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                                                                     EXHIBIT 10E
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                                CHANGE IN CONTROL
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                              EMPLOYMENT AGREEMENT
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         This Agreement dated as of October 21, 1996, by and between RUBBERMAID
INCORPORATED, an Ohio corporation (Rubbermaid), and WOLFGANG R. SCHMITT (the Key Executive).

         WHEREAS, Rubbermaid desires to be assured of the continued employment of the Key Executive and wishes to make certain arrangements in the event Rubbermaid becomes the subject of a "Change in Control" (as defined below); and

         WHEREAS, The Key Executive is willing to continue in the employment of Rubbermaid or that of one of its wholly-owned subsidiaries but desires assurance of continued employment in the event of a Change in Control of Rubbermaid; and,

         WHEREAS, The Board of Directors of Rubbermaid has authorized the Company to enter into this Agreement with the Key Executive to provide the protections set forth herein;

         NOW, THEREFORE, In consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1.   CONTINUED EMPLOYMENT OF KEY EXECUTIVE.

              (a) In the event of termination of employment of Key Executive, within a period of two (2) years following a Change in Control for whatever reason, including a voluntary termination by the Key Executive without Good Reason, but excluding a termination by Rubbermaid for "Cause", Rubbermaid shall pay to Key Executive within five (5) business days after the Date of Termination the Severance Payment and Rubbermaid will provide the Key Executive Employee Benefits for a period of three (3) years after such termination.

              (b) In the event that after the expiration of two (2) years following a Change in Control and prior to the expiration of five (5) years following the Change in Control, Key Executive's employment with Rubbermaid is terminated by Rubbermaid without Cause (as defined below) or in the event, after the expiration of two (2) years following the Change in Control and prior to the expiration of five (5) years following the Change in Control the Key Executive terminates his employment for Good Reason (as defined below) (in either case a "Qualifying Termination), (i) the Key Executive shall receive from Rubbermaid within five (5) business days after

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the Date of Termination, as defined below, the Severance Payment, provided, however, in the case of a termination prior to a Change in Control the Severance Payment shall be made coincident with the date of the Change in Control and (ii) Rubbermaid will provide to the Key Executive Employee Benefits (as defined below) for a period of three (3) years after such termination; provided, however, in the case of a termination prior to a Change in Control, the Employee Benefits shall be provided for a period of three years after the Change in Control. A resignation tendered by the Key Executive pursuant to the request of Rubbermaid's Board of Directors shall, for the purposes of this Agreement, be deemed and treated as a termination by Rubbermaid and the Key Executive's entitlement to compensation as provided herein and Employee Benefits shall depend on whether or not the Board's request was based on Cause.

         2.    DEFINITIONS.  As used in this Agreement:

               (a) "Cause" shall mean only if the termination of the Key Executive's employment with Rubbermaid or its subsidiaries shall have been the direct result of or based solely upon (i) an intentional act of fraud, embezzlement or theft in connection with duties with Rubbermaid and resulting or intended to result directly or indirectly in substantial personal gain to the Key Executive at the expense of Rubbermaid or a subsidiary; (ii) intentional wrongful disclosure of secret processes or confidential information of Rubbermaid or a subsidiary; or (iii) intentional wrongful damage to property of Rubbermaid or a subsidiary, and any such act shall have been materially harmful to Rubbermaid. The Key Executive's employment shall in no event be considered to have been terminated by Rubbermaid for Cause if such termination took place or was the result of (x) bad judgment or negligence, (xi) any act or omission without intent of directly or indirectly gaining therefrom a profit to which the Key Executive was not legally entitled, (xii) any act or omission believed in good faith by the Key Executive to have been in or not opposed to the interests of Rubbermaid or a subsidiary, or (xiii) any act or omission in respect of which a determination is made that the Key Executive met the applicable standard of conduct prescribed for mandatory or permissive indemnification or reimbursement or payment of expenses under the Code of Regulations of Rubbermaid or the laws of the State of Ohio, in each case as in effect at the time of such act or omission. The Key Executive also shall not be deemed to have been terminated for Cause

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unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Rubbermaid Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Key Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Key Executive was guilty of conduct set forth in clauses (a)(i) or (a)(ii) or (a)(iii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

               (b) "Change in Control" means the occurrence of any of the following events:

                    (i) Rubbermaid is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than two-thirds of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of Rubbermaid immediately prior to such transaction;

                    (ii) Rubbermaid sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity, and as a result of such sale or transfer less than two-thirds of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of Rubbermaid immediately prior to such sale or transfer;

                    (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the Voting Stock of Rubbermaid;

                    (iv) Rubbermaid files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item

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therein) that a change in control of Rubbermaid has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                    (v) If, during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Directors of Rubbermaid cease for any reason to constitute at least a majority thereof; PROVIDED, HOWEVER, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by the holders of the Voting Stock, by a vote of at least two-thirds of the Directors of Rubbermaid (or a committee thereof) then still in office who were Directors of Rubbermaid at the beginning of any such period will be deemed to have been a Director of Rubbermaid at the beginning of such period.

         Notwithstanding the foregoing provisions of Sections 2(b)(iii) or 2(b)(iv), unless otherwise determined in a specific case by majority vote of the Board, a Change in Control shall not be deemed to have occurred for purposes of Sections 2(b)(iii) or 2(b)(iv) solely because (1) Rubbermaid, (2) an entity in which Rubbermaid directly or indirectly beneficially owns 50% or more of the voting equity securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of Rubbermaid or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because Rubbermaid reports that a change in control of Rubbermaid has occurred or will occur in the future by reason of such beneficial ownership.

              (c) "Date of Termination" shall mean the date specified in the Notice of Termination.

              (d) "Employee Benefits" means the perquisites, benefits and service credit for benefits as provided under any and all welfare benefit policies, plans, programs or arrangements in which the Key Executive is entitled to participate, including without limitation any welfare benefit, pension, deferred compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by Rubbermaid), disability, salary continuation, expense reimbursement and other welfare benefit policies, plans, programs or arrangements that may now exist or any successor policies, plans, programs or arrangements that may be adopted hereafter, providing perquisites, benefits and

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service credit for benefits at least as great in the aggregate as are payable thereunder immediately prior to a Change in Control.

              (e) "Good Reason" shall mean any one or more of the following situations, if not fully remedied within ten (10) calendar days after written notice to Rubbermaid from the Key Executive of such determination:

                    (i) Failure by Rubbermaid to honor any of its material obligations under this Agreement; or

                    (ii) Any purported termination of the Key Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3 below and, for purposes of this Agreement, no such purported termination shall be effective; or

                    (iii) Failure to elect or reelect or otherwise to maintain the Key Executive to or in the office or the position (or a substantially equivalent office or position) in Rubbermaid or a subsidiary (or a successor company or division) that the Key Executive held immediately prior to a Change in Control, or the removal of or failure to reelect the Key Executive as a Director of Rubbermaid or a subsidiary, if the Key Executive shall have been a Director of Rubbermaid or such subsidiary immediately prior to such removal or failure to reelect; or

                    (iv) The Key Executive's overall compensation or perquisites are reduced or adversely modified, or the Key Executive's authority or duties are materially changed, in either case without the voluntary prior written consent of the Key Executive. For purposes of this Agreement, the Key Executive's authority or duties shall be conclusively considered to have been "materially changed" if, without the Key Executive's express and voluntary written consent, there is any substantial diminution or adverse modification in the Key Executive's title, status, overall position, responsibilities, reporting relationship, general working environment (including without limitation secretarial and staff support, offices, and frequency and mode of travel), or if, without the Key Executive's express and voluntary written consent, the Key Executive's job location is transferred to a site more than twenty-five (25) miles away from his place of employment as of the date of the Change in Control; or

                    (v) A determination by the Key Executive made in good faith that as a result of a change in circumstances significantly affecting his position, including without limitation, a change in the scope of the business or other activities

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for which he was responsible as of the date of this Agreement or on the date of a Change in Control, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Key Executive as of the date hereof or on the date of a Change in Control.

              (f) "Severance Payment" shall mean a lump sum amount equal to the product of (a) three, multiplied by (b) the sum of the items described in clauses (i) through (iv):

                    (i) the amount of annualized base salary that the Key Executive is earning immediately prior to the Qualifying Termination, or if greater, immediately prior to a Change in Control of Rubbermaid;

                    (ii) the greatest of (A) the amount that the Key Executive received or earned from any Rubbermaid annual incentive bonus plan with respect to the fiscal year immediately preceding the fiscal year in which the Qualifying Termination occurs or (B) the amount the Key Executive received with respect to the fiscal year in which the Qualifying Termination occurs or (C) the amount the Key Executive received under the Plan with respect to the fiscal year immediately prior to a Change in Control of Rubbermaid;

                    (iii) the dollar value of the Key Executive's most recent long term incentive award prior to the Qualifying Termination or, if greater; immediately prior to a Change in Control of Rubbermaid, and

                    (iv) $50,000.00, which shall be increased by a percentage equal to the percentage increase in the U.S. Consumer Price Index from 1996 to the Date of Termination as published by the United States Department of Labor, Bureau of Labor Statistics.

         3. NOTICE OF TERMINATION. Any termination of the Key Executive's employment by Rubbermaid or any subsidiary or by the Key Executive shall be communicated by a written notice to the other party hereto (the "Notice of Termination"). The Notice of Termination shall specify the date on which the Key Executive's employment shall terminate (which date shall not be less than ten
(10) nor more than twenty-one (21) calendar days after the date that the Notice of Termination is deemed to have been duly given (as provided in Section 19) and

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indicate the specific provision in this Agreement that is applicable and is being relied upon, and if the termination is by the Company for Cause, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment.

         4.   INDEMNIFICATION FOR GOLDEN PARACHUTE EXCISE TAX.

              (a) In the event that it shall be determined that any payment, benefit or distribution provided, or to be provided, by Rubbermaid (or by any person whose actions result in a Change in Control or any person affiliated with Rubbermaid or such person) to or for the benefit of the Key Executive under the terms of this Agreement, or under any other agreement, plan or arrangement with Rubbermaid (or with any person whose actions result in a Change in Control or any person affiliated with Rubbermaid or such person), would be subject to any excise tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable provision of state or local law (an "Excise Tax"), Rubbermaid agrees that it will promptly pay or cause to be paid to the Key Executive, in addition to any other payments made or required to be made pursuant to the terms of this Agreement, an additional amount in cash (a "Gross-Up Payment") equal to the sum of (i) the amount of such Excise Tax plus
(ii) all Attributable Taxes and Penalties. For purposes of this Agreement, "Attributable Taxes and Penalties" means all taxes, interest and penalties, including, without limitation, any federal, state and local income taxes and any Excise Taxes, which become payable by the Key Executive as a result of the receipt of the Gross-Up Payment or the assessment of any Excise Tax against the Key Executive. It is intended that under this provision Rubbermaid will indemnify the Key Executive in such a manner that the Key Executive shall not suffer any loss or expense by reason of the assessment of any Excise Tax or the reimbursement of the Key Executive for payment of any such Excise Tax.

              (b) In determining the amount of any Gross-Up Payment payable pursuant to Paragraph (a) above, the Key Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local taxes at the highest marginal rates of taxation for such year in the state and locality of the Key Executive's residence. For such purposes, federal income

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taxes shall be determined net of the maximum reduction in such federal income taxes that could be obtained from the deduction of such state and local taxes.

              (c) Within thirty (30) days after the Key Executive's Date of Termination, KPMG Peat Marwick, or such other nationally recognized accounting firm selected by the Key Executive (the "Accounting Firm"), shall make a determination as to whether any Excise Tax should be reported and paid by the Key Executive for any period or periods by reason of any payment, benefit or distribution under this Agreement or under any other agreement, plan or arrangement with Rubbermaid (or with any person whose actions result in a Change in Control or any person affiliated with Rubbermaid or such person). If the Accounting Firm determines that any Excise Tax should be reported and paid by the Key Executive, the Accounting Firm shall also determine the amount of such Excise Tax and the amount of the Gross-Up Payment required to be paid to the Key Executive by Rubbermaid with respect to such Excise Tax. In such event, Rubbermaid shall, within five (5) business days after such determination, pay or cause to be paid to the Key Executive the amount of the Gross-Up Payment with respect to the Excise Tax as determined by the Accounting Firm, and the Key Executive shall report and pay the Excise Tax as so determined. If the Accounting Firm determines that no Excise Tax should be reported and paid by the Key Executive, it shall furnish the Key Executive with its opinion that there is substantial authority not to report any Excise Tax, and the Key Executive shall prepare and file his tax returns in accordance with such advice until such time as the Internal Revenue Service (the "IRS") or any applicable state taxing authority shall notify the Key Executive that such manner of reporting is improper. Rubbermaid shall be responsible for all fees and expenses connected with the determinations by the Accounting Firm Pursuant to this Section 4.

                (d) In the event that the Key Executive is at any time required to pay any Excise Tax (or any interest or penalties with respect to any Excise
Tax) in addition to any amount determined pursuant to Paragraph (c) by reason of any payment, benefit or distribution under this Agreement or under any other agreement, plan or arrangement with Rubbermaid (or with any person whose actions result in a Change in Control or any person affiliated with Rubbermaid or such person), within five (5) business days after the Key Executive notifies Rubbermaid of such required additional Excise Tax (or additional interest or

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penalties) Rubbermaid shall pay or cause to be paid to the Key Executive a
Gross-Up Payment determined with respect to such additional Excise Tax (and any such additional interest and penalties). In the event that the Key Executive receives any refund of any Excise Tax with respect to which the Key Executive has previously received a Gross-Up Payment hereunder, the Key Executive shall promptly pay to Rubbermaid the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

                (e) The Key Executive agrees to notify Rubbermaid in a timely manner in the event of any audit or other proceeding by the IRS or any taxing authority in which the IRS or other taxing authority asserts that any Excise Tax should be assessed against the Key Executive and to cooperate with Rubbermaid (at Rubbermaid's sole cost and expense) in contesting any such proposed assessment with respect to such Excise Tax (a "Proposed Assessment"). The Key Executive agrees not to settle any Proposed Assessment without the consent of Rubbermaid. If, however, the Key Executive's tax liability for any year cannot be finally resolved principally by reason of a failure to settle a Proposed Assessment, the Key Executive may demand that Rubbermaid settle the Proposed Assessment. If Rubbermaid does not settle the Proposed Assessment, or does not consent to allow the Key Executive to settle the Proposed Assessment, within ten
(10) days following such demand, Rubbermaid shall indemnify and hold harmless the Key Executive (i) with respect to any additional interest and/or penalties that the Key Executive is required to pay by reason of the delay in finally resolving the Key Executive's tax liability and (ii) with respect to any taxes, interest and penalties that the Key Executive is required to pay by reason of any indemnification payment under this Paragraph.

          5. COMPETITIVE ACTIVITY. During a period ending one (1) year following the Date of Termination, if the Key Executive shall have received or shall be receiving benefits under this Agreement, the Key Executive shall not engage in any Competitive Activity, without the prior written consent of Rubbermaid, which consent shall not unreasonably be withheld. For purposes of this Agreement, the term "Competitive Activity" shall mean the Key Executive's participation, without the written consent of an officer of Rubbermaid, in the management of any business enterprise if such enterprise engages in substantial and direct

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competition with Rubbermaid and such enterprise's sales of any product or service competitive with any product or service of Rubbermaid amounted to 10% of such enterprise's net sales for its most recently completed fiscal year and if Rubbermaid's net sales of said product or service amounted to 10% of Rubbermaid's net sales for its most recently completed fiscal year. "Competitive Activity" shall not include (i) the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto or (ii) participation in the management of any such enterprise other than in connection with the competitive operations of such enterprise.

          6. WITHHOLDING OF TAXES. Rubbermaid may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

          7. LEGAL FEES AND EXPENSES. It is the intent of Rubbermaid that the Key Executive not be required to incur any legal fees or disbursements associated with, (i) the interpretation of any provision in, or obtaining of any right or benefit under this Agreement, or (ii) the enforcement of his rights under this Agreement, including without limitation by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Key Executive hereunder. Accordingly, Rubbermaid irrevocably authorizes the Key Executive from time to time to retain counsel of his choice, at the expense of Rubbermaid as hereafter provided, to represent the Key Executive in connection with the interpretation and/or enforcement of this Agreement, including without limitation the initiation or defense of any litigation or other legal action, whether by or against Rubbermaid, or any Director, officer, stockholder or other person affiliated with Rubbermaid in any jurisdiction. Rubbermaid shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Key Executive under this Section 7.

          8. LATE PAYMENT OR REIMBURSEMENT. In the event Rubbermaid does not make or provide any payment, reimbursement or benefit when due, then the amount or value of such payment, reimbursement or benefit shall be deemed to bear interest, from the due date until the date the payment, reimbursement or

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benefit is made or provided, at a rate equal to the Prime Rate as announced from time to time by National City Bank, Cleveland, Ohio plus three (3) percentage points or, if less, the maximum rate permitted by applicable law. Such additional amount shall be in addition to, and not in lieu of, any and all other amounts due to the Key Executive under this Agreement.

          9. NOT A CONTRACT OF EMPLOYMENT - OTHER BENEFITS - TERMINATION PRIOR TO CHANGE IN CONTROL. This Agreement shall be effective and binding immediately upon its execution, but, except as provided in the last sentence of this Section 9, this Agreement shall not be operative unless and until there shall have occurred a Change in Control. The terms and conditions of this Agreement shall not be deemed to constitute a contract of employment between Rubbermaid or a subsidiary and the Key Executive prior to a Change in Control, and the Key Executive shall have no rights against Rubbermaid or a subsidiary except as may otherwise be specifically provided herein. Moreover, nothing in this Agreement shall be deemed to give the right to be retained in the service of Rubbermaid or a subsidiary or to interfere with the right of Rubbermaid or a subsidiary to discipline or discharge the Key Executive at any time.

                Any termination of employment of the Key Executive or the removal of the Key Executive from the office or position in Rubbermaid or a Subsidiary following the commencement of any discussion with a third party that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Key Executive without Cause after a Change in Control for purposes of this Agreement.

         10. NO OBLIGATION TO MITIGATE DAMAGES: NO EFFECT ON OTHER CONTRACTUAL RIGHTS. The Key Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Key Executive as the result of employment by another employer after the date of termination of his employment with Rubbermaid, or otherwise.

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         11. RELEASE. Payment of the Severance Payment set forth in Section 2(f)
hereof is conditioned upon the Key Executive executing and delivering a release reasonably satisfactory to Rubbermaid releasing Rubbermaid from any and all claims, demands, damages, actions and/or causes of action whatsoever, which he may have had on account of the termination of his employment, including, but not limited to claims of discrimination, including on the basis of sex, race, age, national origin, religion, or handicapped status (with all applicable periods during which the Key Executive may revoke the release or any provision thereof having expired); and any and all claims, demands and causes of action for retirement (other than under any Rubbermaid retirement plan, deferred compensation plan or any Company medical plan with respect to claims thereunder) or severance or other termination pay. Such Release shall not, however, apply to the obligations of Rubbermaid arising under this Agreement, or rights of indemnification the Key Executive may have under Rubbermaid's Code of Regulations or by statute.

         12. SUCCESSORS BINDING AGREEMENT. Rubbermaid will require that any successor (whether direct or indirect, by purchase of stock or assets, by merger, by consolidation or otherwise) to all or substantially all of the business and/or assets of Rubbermaid be liable for the obligations owed to the Key Executive hereunder and will require that any such successor perform this Agreement in the same manner and to the same extent that Rubbermaid is obligated to perform it. Any succession shall not, however, relieve or alter Rubbermaid's continuing liability for all obligations owing to the Key Executive hereunder. The parties hereto agree, however, that the Key Executive's employment by a successor to Rubbermaid, if consistent with the terms and provisions of this Agreement, will not be deemed a termination of the Key Executive's employment with Rubbermaid or a subsidiary.

         The foregoing assumption shall be accomplished by a written agreement satisfactory in form and substance to the Key Executive. Failure of Rubbermaid to obtain such an agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Key Executive to the Severance Payment and Employee Benefits as provided in Section 1 above as though the Key Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such

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succession becomes effective shall be deemed the Date of Termination. As used herein, "Rubbermaid" shall be deemed to include any successor to Rubbermaid or any other person which otherwise becomes bound by the terms and provisions of this Agreement.

         This Agreement shall inure to the benefit of and shall be enforceable by the Key Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees, and legatees. If the Key Executive should die while any amount or benefit would still be payable or providable hereunder had the Key Executive continued to live, all such amounts and benefits shall be paid or provided in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there be no such designee, to his estate.

         13. TERMINATION OF AGREEMENT. The term of this Agreement (the "Term") shall commence as of the date hereof and shall expire as of the later of the close of business on December 31, 1997, and the expiration of any Change in Control employment guarantee; provided, however, that (A) the term of this Agreement shall automatically be extended for an additional year unless, not later than November 30 of the immediately preceding year, Rubbermaid or the Key Executive shall have given notice that it or he, as the case may be, does not wish to have the Term extended, and (B) subject to Sections 1 and 9 hereof, if prior to a Change in Control, the Key Executive ceases for any reason to be an employee of Rubbermaid or a subsidiary, thereupon this Agreement shall immediately terminate and be of no further effect; and provided further, however, that notwithstanding any notice by Rubbermaid to terminate this Agreement, if a Change in Control shall have occurred prior to the Termination Date this Agreement shall continue in effect for a period of five (5) years from the date of the occurrence of the Change in Control.

         14. TRUST AGREEMENT. To ensure that the provisions of this Agreement can be enforced by the Key Executive in the event of an imminent Change in Control, the Board of Directors of Rubbermaid Incorporated, upon the recommendation of the Compensation and Management Development Committee of that Board, may establish a trust or trusts and fund such trust or trusts with

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sufficient principal to pay Key Executive's Severance Payment and Employee
Benefits.

         15. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by both parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

         16. VALIDITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain in full force and effect.

         17. NON-EXCLUSIVITY. Except with respect to prior agreements regarding severance payments, which are addressed in Section 18, the provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Key Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any other employment agreement or other contract, plan or arrangement with Rubbermaid or a subsidiary.

         18. PRIOR AGREEMENT. This Agreement supersedes any prior agreement between the Company and the Key Executive regarding severance payments in the event of a Change in Control, which prior agreement shall, without further action, be terminated as of the date hereof.

         19. NOTICE. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when

WOLFGANG R. SCHMITT
Change in Control Employment Agreement
Page 15


delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addressees set forth below, provided that all notices to Rubbermaid (or any successor to Rubbermaid) shall be directed to the attention of the Chairman or the Secretary of Rubbermaid (or any successor to Rubbermaid), or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         If to the Key Executive, at Key Executive's home address as maintained in the records of Rubbermaid.

         If to Rubbermaid:          Rubbermaid Incorporated
                                    1147 Akron Road
                                    Wooster, Ohio 44691
                                    Attn: Corporate Secretary

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date and year first above written.

       "KEY EXECUTIVE"                 RUBBERMAID INCORPORATED
                                       an Ohio corporation

/S/ WOLFGANG R. SCHMITT                /S/    JAMES A. MORGAN
-------------------------              ----------------------
By: WOLFGANG R. SCHMITT                By:    JAMES A. MORGAN
                                       Title: SENIOR VICE PRESIDENT,
                                              GENERAL COUNSEL AND SECRETARY